Exhibit 99.1

	Contacts:	NEWS RELEASE Dennard Lascar Investor Relations Ken Dennard / Natalie Hairston (713) 529-6600 STXB@dennardlascar.com
FOR IMMEDIATE RELEASE

SPIRIT OF TEXAS BANCSHARES, INC.

DECLARES INCREASED QUARTERLY CASH DIVIDEND

CONROE, TX – December 18, 2020 – Spirit of Texas Bancshares, Inc. (NASDAQ: STXB) (the “Company”), the bank holding company for Spirit of Texas Bank, today announced that on December 17, 2020 its Board of Directors declared a quarterly cash dividend in the amount of $0.09 per share of the Company’s common stock, an increase of 29% from its initial dividend declared last quarter. The dividend is payable on January 19, 2021 to shareholders of record at the close of business on January 5, 2021.

About Spirit of Texas Bancshares, Inc.

Spirit, through its wholly-owned subsidiary, Spirit of Texas Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit of Texas Bank has 38 locations in the Houston, Dallas/Fort Worth, Bryan/College Station, Austin, San Antonio, Corpus Christi and Tyler metropolitan areas, along with offices in North Central and South Texas. Please visit https://www.sotb.com for more information.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which may be identified by conditional or future language such as the word “will”, among others. These statements (including future payments of dividends) are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including risks and factors related to our financial performance and results of operations, regulatory risks and the costs, effects, and results of regulatory examinations, reviews, or investigations, or the ability to obtain required regulatory approvals, interest rate risks, economic risks related to the impact of the novel coronavirus (including risks related to our customers’ ability to pay, our ability to borrow, and the impact of a resultant recession generally), and other hazards such as weather conditions, other pandemics, acts of war or terrorist acts and the governmental or military response thereto, and those additional risks and factors set forth from time to time in the documents filed or furnished by the Company with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and, except as required by law, the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

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